UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) March 28, 2006
CSB Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Ohio	0-21714	34-1687530

(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification
incorporation)		Number)

91 North Clay Street, P.O. Box 232,
Millersburg, Ohio	44654

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code (330) 674-9015
Not Applicable
(Former Name or former address if changed since last report)
Check the appropriate box below if the Form 8-k filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CSB Bancorp, Inc.
Section 5 — Corporate Governance and Management
Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
Effective March 28, 2006, Eddie L. Steiner was appointed as the Company’s President and CEO and will begin work on a date mutually agreed to between the Company and Mr. Steiner, but in no event later than April 19, 2006. Mr. Steiner comes to the Company from Smith Dairy Products Company where he served on senior management as Vice President, Production for the past fourteen years and on various industry committees. Steiner is a certified public accountant having earned his Bachelors of Science in Accounting from the University of Akron. Steiner has been a director of the Company since 2001, and has served on various board committees.
The Board of Directors of The Commercial and Savings Bank, a wholly owned subsidiary of CSB Bancorp, Inc., named Rick L. Ginther as President and CEO. Mr. Ginther will also be appointed to the bank board. Prior to serving as Interim CEO of the Bank and Holding Company, Ginther served as Senior Vice President and Chief Lending Officer of the Company since July 2003. Prior to CSB, Mr. Ginther spent 30 years in banking in Northeast Ohio. Ginther earned his Bachelor of Science Degree in Finance from Kent State University.
Item 9.01. Financial Statements, Pro Forma Financial Statements and Exhibits.
(c) Exhibits: 99.1 Press Release dated March 28, 2006
SIGNATURES
Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on behalf by the undersigned thereunto duly authorized.

CSB BANCORP, INC.
	By:	/s/ Paula J. Meiler
Date: March 28, 2006		Senior Vice President and Chief Financial Officer